DLA Piper LLP (US)

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January 13, 2017

VIA EMAIL AND U.S. MAIL

AMERCO

5555 Kietzke Lane, Suite 100

Reno, Nevada 89511

Re:AMERCO - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to AMERCO, a Nevada corporation (the “Company”), in connection with the preparation and filing of the registration statement on Form S-3 (as amended or supplemented, the “Registration Statement”) by the Company with the Securities and Exchange Commission (the “Commission”) on January 13, 2017.  The Registration Statement relates to the issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), of an indeterminate amount and aggregate offering price of the Company’s:

  common stock, par value $0.25 per share (the “Common Stock”);
  preferred stock, no par value per share, (the “Preferred Stock”); and
  debt securities (the “Debt Securities”).

Collectively, the Common Stock, the Preferred Stock and the Debt Securities are referred to herein as the “Securities.”

In providing this opinion, we have relied as to certain matters on information obtained from public officials and from officers and other representatives of the Company. We have been advised by the Company and, for purposes of this opinion, we have assumed, that:

1. The rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation privileges of each series of Preferred Stock will be set forth in a certificate of designation to be approved by the Company’s board of directors, or in an amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”), to be approved by the Company’s board of directors and stockholders, and that one or both of these documents will be filed either as an exhibit to an amendment to the Registration Statement to be filed after the date of this opinion or as an exhibit to a Current Report on Form 8-K to be filed after the Registration Statement has become effective;

AMERCO

January 13, 2017

2.The Debt Securities will be issued pursuant to an indenture between the Company and U.S. Bank National Association (the “Trustee”), a form of which has been (i) filed as an exhibit to this Registration Statement, (ii) duly authorized, executed and delivered, and (iii) qualified under the Trust Indenture Act of 1939, as amended;

3.The particular terms of any Debt Securities to be issued will be set forth in a supplement to the prospectus forming a part of the Registration Statement; and

4.The number of shares of Common Stock and Preferred Stock to be offered and sold subsequent to the date hereof under the Registration Statement, together with the number of shares of Common Stock and Preferred Stock of the same class issuable upon exercise, conversion or exchange of any Securities will not, in the aggregate, exceed the number of shares of each such class of Common Stock or Preferred Stock authorized in the Articles of Incorporation.

In rendering the opinions set forth below, we have further assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) the Registration Statement, and any further amendments thereto (including post-effective amendments) will have become effective and will comply with all applicable laws; (vi) a prospectus supplement, or prospectus supplements, will have been prepared and filed with the Commission describing the Securities offered thereby; (vii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement(s); (viii) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) the Company will have reserved from its authorized but unissued and unreserved shares of stock a number sufficient to issue all shares of Common Stock and Preferred Stock; (x) the certificates representing the Securities will be duly executed and delivered; and (xi) if the holders of the Debt Securities or shares of Preferred Stock are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Articles of Incorporation, or the Articles of Incorporation grants to the Company’s board of directors the power to confer such voting or inspection rights and the Company’s board of directors will have conferred such rights.

AMERCO

January 13, 2017

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein. Based upon such examination and subject to the further assumptions, qualifications and limitations contained herein, we are of the following opinion:

1.The Common Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Common Stock in exchange for consideration that the board of directors or such committee determines as adequate and in excess of the par value of such Common Stock (“Common Stock Authorizing Resolutions”), and (ii) the Company has received the consideration provided for in the applicable Common Stock Authorizing Resolutions.

2.The Preferred Stock will be validly issued, fully paid and nonassessable, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Preferred Stock in exchange for consideration that the board of directors or such committee determines as adequate and in excess of the par value of such Preferred Stock (“Preferred Stock Authorizing Resolutions”), (ii) the rights, preferences, privileges and restrictions of the Preferred Stock have been established in conformity with applicable law, (iii) an appropriate certificate of designation approved by the Company’s board of directors, or an amendment to the Company’s Articles of Incorporation approved by the Company’s board of directors and stockholders, has been filed with the State of Nevada, (iv) the terms of the offer, issuance and sale of shares of such class or series of Preferred Stock have been duly established in conformity with the Company’s Articles of Incorporation and Bylaws (the “Bylaws”), and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and (v) the Company has received the consideration provided for in the applicable Preferred Stock Authorizing Resolutions.

3.The Debt Securities will constitute valid and legally binding obligations of the Company, assuming that (i) the Company’s board of directors or an authorized committee thereof will have specifically authorized the issuance of such Debt Securities in exchange for consideration that the board of directors or such committee determines as adequate (“Debt Securities Authorizing Resolutions”), (ii) the applicable indenture conforms with applicable law and is enforceable in accordance with its terms, (iii) the

AMERCO

January 13, 2017

terms of the Debt Securities and of their issue and sale have been duly established in conformity with the applicable indenture, the Company’s Articles of Incorporation and Debt Securities Authorizing Resolutions and do not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) such Debt Securities have been duly executed and authenticated in accordance with the applicable indenture and offered, issued and sold as contemplated in the Registration Statement, and (v) the Company has received the consideration provided for in the applicable Debt Securities Authorizing Resolutions.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or the Securities may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.  We express no opinions concerning the validity or enforceability of any provisions contained in indentures that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law.

Insofar as any of the foregoing opinions relate to the laws of the State of Nevada, we have relied solely on the opinion letter addressed to you from Jennifer M. Settles, Secretary of and counsel to the Company, dated January 13, 2017, regarding the matters set forth therein, and our opinion is subject to the assumptions, qualifications, limitations and exceptions set forth in such opinion.  We have not independently verified the validity of such opinion and express no independent view with respect to the laws of the State of Nevada.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and the reference to DLA Piper LLP (US) under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

AMERCO

January 13, 2017

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

DLA Piper LLP (US)